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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                  36-3145972
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(State of Incorporation or Organization)      (IRS Employer Identification no.)

    1585 Broadway, New York, New York                       10036
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the                  If this Form relates to the
registration of a class of securities        registration of a class of
pursuant to Section 12(b) of the             securities pursuant to Section
Exchange Act and is effective pursuant       12(g) of the Exchange Act and is
to General Instruction A.(c), please         effective pursuant to General
check the following box. [X]                 Instruction A.(d), please check
                                             the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-75289
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Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered
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Medium-Term Notes, Series C                 THE NEW YORK STOCK EXCHANGE
(Senior Fixed Rate Notes)
Due August 6, 2006

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                                (Title of Class)


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      Item 1. Description of the Registrant's Securities to be Registered.

      The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series C (Senior Fixed Rate Notes), Exchangeable Notes due August 6, 2006 (the "QUALCOMM Incorporated Exchangeable Notes"). A description of the QUALCOMM Incorporated Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-75289) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated May 6, 1999 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the QUALCOMM Incorporated Exchangeable Notes contained in the pricing supplement dated August 3, 1999 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the QUALCOMM Incorporated Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

      Item 2. Exhibits.

      The following documents are filed as exhibits hereto:

      4.1 Proposed form of Global Note evidencing the QUALCOMM Incorporated Exchangeable Notes.



                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    MORGAN STANLEY DEAN WITTER & CO.
                                    (Registrant)


Date:   August 4, 1999              By: /s/ Ronald T. Carman
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                                        Name:  Ronald T. Carman
                                        Title: Assistant Secretary


                                INDEX TO EXHIBITS



Exhibit No.                                                       Page No.

4.1 Proposed form of Global Note evidencing the QUALCOMM            A-1
    Incorporated Exchangeable Notes